UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2011

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (305) 599-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2011, MasTec, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with C. Robert Campbell relating to his continuing employment as Executive Vice President and Chief Financial Officer. The Agreement will remain in effect until terminated and provides that Mr. Campbell will be paid an annual base salary of $453,200. The Agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee of the Company’s Board of Directors (the “Committee”), as determined in the Committee’s sole discretion. Pursuant to the terms of the Agreement, Mr. Campbell was granted 20,000 shares of MasTec’s common stock on September 8, 2011, which vest on August 15, 2014. Following termination of Mr. Campbell’s employment by the Company without cause (as defined in the Agreement) or by Mr. Campbell for good reason (as defined in the Agreement), Mr. Campbell would receive his base salary, an amount equal to the average of the performance bonuses he received during the last three complete calendar years preceding termination and certain employee benefits set forth in the Agreement for a period of twelve months from the date of termination. If Mr. Campbell’s employment is terminated and provided that he was not terminated for cause and did not breach certain of his obligations set forth in the Agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants will remain exercisable for the full term of the grant. If there is a change of control (as defined in the Agreement) of the Company during the employment term, Mr. Campbell would be entitled (i) to a lump sum payment equal to the sum of (x) one and a half times his base salary and (y) one and a half times his average performance bonuses for the last three complete calendar years for which he was an employee of the Company, (ii) the immediate vesting of any previously unvested options and restricted stock and (iii) the continuation of benefits as set forth in the Agreement. The Agreement also contains confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between MasTec, Inc. and C. Robert Campbell, dated September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: September 9, 2011	By:	/s/ C. Robert Campbell
		Name:	C. Robert Campbell
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between MasTec, Inc. and C. Robert Campbell, dated September 8, 2011.